UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2025

LUMINAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38791	83-1804317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2603 Discovery Drive, Suite 100
Orlando, Florida 32826
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (800) 532-2417

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	LAZR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
As previously reported on Current Report on Form 8-K filed with Securities and Exchange Commission (the “SEC”) on October 31, 2025 (the “October 31 Form 8-K”), Luminar Technologies, Inc. (the “Company”) entered into forbearance agreements, effective as of October 30, 2025 (each, a “Initial Forbearance Agreement” and together, the “Initial Forbearance Agreements”), with an ad hoc group of holders (the “Forbearing Noteholders”) of the Company’s Floating Rate Senior Secured Notes due 2028 (the “1L Notes”) and 9.0% Convertible Second Lien Senior Secured Notes due 2030 and 11.5% Convertible Second Lien Senior Secured Notes due 2030 (collectively, the “2L Notes”), as applicable, beneficially owning, collectively, approximately 94.5% of the 1L Notes and approximately 89% of the 2L Notes. All defined terms used in this Current Report on Form 8-K that are not otherwise defined herein have the meanings ascribed to such terms in the October 31 Form 8-K.
Pursuant to each Initial Forbearance Agreement, subject to the terms and conditions set forth therein and described in the October 31 Form 8-K, the Forbearing Noteholders agreed to forbear from exercising any of their rights and remedies under the applicable indentures governing the 1L Notes and 2L Notes and applicable law through November 6, 2025 (the “Initial Forbearance Period”) as a result of any Events of Default arising from the Company’s failure to make the October 15 Interest Payments.
On November 6, 2025, the Company and certain of the Forbearing Noteholders (the “Extending Holders”), which Extending Holders beneficially own, collectively, approximately 91.3% of the 1L Notes and approximately 85.8% of the 2L Notes, entered into new forbearance agreements, effective as of November 6, 2025 (each, a “Second Forbearance Agreement” and together, the “Second Forbearance Agreements”; and, together with the Initial Forbearance Agreements, each a “Forbearance Agreement” and together, the “Forbearance Agreements”), in connection with which the Extending Noteholders agreed to extend the Initial Forbearance Period with respect to the 1L Notes and 2L Notes through November 12, 2025 in exchange for agreeing to pay the fees of advisors to the Forbearing Noteholders and continued good-faith negotiations related to certain other fees and expenses payable to the Extending Noteholders in connection with future forbearance agreements. All other material terms of the Second Forbearance Agreement are unchanged compared to the terms of the Initial Forbearance Agreements.
The Company, its advisors and the advisors to the Extending Noteholders continue to negotiate longer-term forbearance agreements with respect to the defaults under the indentures, and although there can be no assurances an agreement will be reached, the Company expects to enter into longer-term forbearance agreements prior to the termination of the Second Forbearance Agreements.
The foregoing summary of the Forbearance Agreements does not purport to be complete and is qualified in its entirety by reference to the complete terms of each Forbearance Agreement, which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated by reference into this Item 1.01.
Cautionary Statement Regarding Forward-Looking Statements
This Current Report contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to the Company’s ability to enter into longer-term forbearance agreements with the holders of its 1L Notes and 2L Notes, the Company’s plans and expectations regarding its liquidity situation and the outcome of the Company’s review of strategic alternatives and other measures, including potentially seeking relief under the U.S. Bankruptcy Code, anticipated costs of the announced workforce reduction, the outcome of the previously announced SEC investigation, the Company’s funding levels and ability to continue operations, the Company’s negotiations with its customers and suppliers, including Volvo Cars, the Company’s claims against Volvo and the Company’s expectations regarding future revenues, cash flow, other statements regarding future growth, future cash needs, future operations, business plans and future financial results, the Company’s ability to continue as a going concern, and other related matters. Actual results may be materially different from expectations as a result of known and unknown risks, including the Company’s ability to generate sufficient cash resources to continue funding operations, including investments in working capital required to support product development initiatives, the possibility that it may be unable to have access to funding as needed, the Company’s level of indebtedness and ability to make payments on, and satisfy the financial and other covenants contained in, its debt facilities, as well as its ability to engage in certain transactions and activities due to limitations and covenants contained in such facilities (including as a result of the event of default under its indentures and any forbearance agreement), the Company’s ability to negotiate additional forbearance agreements with its creditors, if needed, the Company’s ability to retain key executives and other employees, and other risks set forth in the Company’s filings with the SEC. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company’s expectations or any change in events, conditions or circumstance on which any such statement is based, except as required by law.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
10.1
Forbearance Agreement, dated as of November 6, 2025, by and among Luminar Technologies, Inc., the Subsidiary Guarantors party hereto, and each holder or beneficial owner of Floating Rate First Lien Senior Secured Notes due 2028 party thereto.

10.2
Forbearance Agreement, dated as of November 6, 2025, by and among Luminar Technologies, Inc., the Subsidiary Guarantors party hereto, and each holder or beneficial owner of 9.0% Convertible Second Lien Senior Secured Notes due 2030 and 11.5% Convertible Second Lien Senior Secured Notes due 2030 party thereto.

104	Cover page interactive data file formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luminar Technologies, Inc.

Date: November 7, 2025	By:	/s/ Thomas J. Fennimore
	Name:	Thomas J. Fennimore
	Title:	Chief Financial Officer